EXHIBIT 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of GFSI, Inc. of our report dated September 12, 2001 relating to the consolidated financial statements of GFSI, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/  PricewaterhouseCoopers LLP

Kansas City, Missouri
April 28, 2003